EXHIBIT 23.3


[LOGO] BDO      BDO SEIDMAN, LLP              601 W. Riverside Avenue, Suite 900
                Accountants and Consultants   Spokane, Washington 99201-0611
                                              Telephone: (509) 747-8095
                                              Fax: (509) 747-0415


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Hecla Mining Company
Coeur d'Alene, Idaho

We hereby consent to the use in the Prospectus constituting part of this Registration Statement of our report dated February 1, 2002, relating to the consolidated financial statements of Hecla Mining Company, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP


January 7, 2003
Spokane, Washington